Exhibit 10.1
Amendments to Non-Employee Director Compensation and Benefits
(Effective October 1, 2007)
Reference is made to that certain Summary of Non-Employee Director Compensation and Benefits filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Effective October 1, 2007, the annual Committee fees referenced in the Summary are amended as follows:
•	Audit Committee: $12,500 ($25,000 for the Chair)

•	Compensation and Management Development Committee: $8,000 ($16,000 for the Chair)

•	Board Composition and Governance Committee: $6,000 ($12,000 for the Chair)

•	Technology, Environmental and Social Responsibility Committee: $5,000 ($10,000 for the Chair)